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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of FS Variable Separate Account of The United States Life Insurance Company in the City of New York ("FS Variable Separate Account") of our report dated April 22, 2019, relating to the financial statements of FS Variable Separate Account which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the financial statements of FS Variable Annuity Account Two of The United States Life Insurance Company in the City of New York. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of The United States Life Insurance Company in the City of New York. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of American Home Assurance Company. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 1, 2019